Exhibit 4.1

AMENDMENT NO. 4 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 13, 2009, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party to this amendment, the several banks and other financial institutions signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 6, 2007 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”).

B. The Borrower has requested that the Credit Agreement be amended to, among other things, adjust the Borrowing Base contained in the Credit Agreement as more fully set forth herein, and the Lenders are willing to do so subject to the terms and conditions set forth herein and provided that the Borrower and the Guarantors (as defined in the Credit Agreement) ratify and confirm all of their obligations under the Credit Agreement and the other Credit Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this amendment, the Borrower and the Lenders agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition before the definition of “Applicable Margin”:

“Amendment No. 4” means Amendment No. 4 dated as of March 13, 2009, among the Borrower, the Guarantors, the Lenders party thereto, and the Administrative Agent.

(b) The definitions of “Alternate Base Rate,” “Amendment Effective Date” and “Applicable Margin” in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month interest period beginning on such day plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Amendment Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 4.

“Applicable Margin” means, for any day with respect to the commitment fees payable hereunder, or with respect to any Eurodollar Loan or ABR Loan, as the case may be, the rate per annum set forth in the appropriate column below under the caption “Commitment Fee Rate,” “Eurodollar Spread,” or “ABR Spread,” as the case may be, for the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	Commitment Fee Rate	Eurodollar Spread	ABR Spread
Greater than or equal to 75%	0.500%	2.75%	1.75%
Greater than or equal to 50% but less than 75%	0.500%	2.50%	1.50%
Greater than or equal to 25% but less than 50%	0.500%	2.25%	1.25%
Less than 25%	0.500%	2.00%	1.00%

(c) Section 2.07(a) and (b) of the Credit Agreement are hereby amended to read as follows:

(a) Initial Borrowing Base. For the period from and including the Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $1,500,000,000, as further immediately reduced on the Amendment Effective Date to $1,400,000,000 in recognition of the issuance by the Borrower of Permitted Additional Debt on March 6, 2009. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time, whether before or after such Redetermination Date, pursuant to Section 8.12(c), Section 9.02(a)(ix) or Section 9.12(d).

(b) Scheduled and Interim Redeterminations. Subject to Section 2.07(d), the Borrowing Base shall be redetermined (a “Scheduled Redetermination”) on May 1st of each year, commencing May 1, 2010. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Super-majority Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined one time between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(d) Section 3.04(b) is hereby amended to read as follows:

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing or Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrowing to be prepaid, the prepayment date, and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. The Administrative Agent shall apply each prepayment of a Borrowing ratably to the Loans included in the Borrowing specified in the Borrower’s notice of prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(e) Section 9.17 of the Credit Agreement is hereby amended to read as follows:

Section 9.17 Swap Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, for (A) natural gas, 90% of the reasonably anticipated projected production from proved Oil and Gas Properties for each month during the period commencing on the date such Swap Agreement is executed and ending on the date twelve months thereafter, and for each month during any period after such twelve-month period, 85% of the reasonably anticipated projected production from proved Oil and Gas Properties for each month during such period and (B) crude oil, 90% of the reasonably anticipated projected production from proved Oil and Gas Properties for each month during the period commencing on the date such Swap Agreement is executed and ending on the date twelve months thereafter, and for each month during any period after such twelve-month period, 85% of the reasonably anticipated projected production from proved Oil and Gas Properties for each month during such period, provided, however, that for purposes of this Section 9.17(a), put options and price floors for crude oil and natural gas shall be disregarded, and (b) Swap Agreements in respect of interest rates entered into for hedging purposes and not for speculation. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures except to the extent permitted by Section 9.03(a) and Section 9.03(f).

(f) Annex I to the Credit Agreement is hereby amended to read as set forth in Annex I hereto.

3. Conditions to Effectiveness. This amendment will become effective on the date on which the following conditions have been satisfied or waived (the “Amendment Effective Date”):

(a) The Administrative Agent has received this amendment, executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the Super-majority Lenders; and

(b) The representations and warranties of the Borrower in Section 5 hereof are true and correct.

4. Reduction of Aggregate Maximum Credit Amounts. Pursuant to Section 2.06(b), the Borrower hereby gives the Administrative Agent and the Lenders written notice that as of the Amendment Effective Date, the Aggregate Maximum Credit Amounts shall be reduced to $1,400,000,000. Each of the Administrative Agent and the Required Lenders hereby waives the requirement set forth in Section 2.06(b)(ii) that the Borrower provide the Administrative Agent with notice at least three Business Days prior to the effective date of such reduction.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a) This amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower and the Guarantors.

(b) Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this amendment) on and as of such date, except for any representations and warranties made as of a specified date, which were true and correct in all material respects as of such specified date.

(c) After giving effect to this amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(d) Since the date of the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 8.01(a) of the Credit Agreement, there has been no material adverse effect on the business, operations, Property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, excluding the effect of events, developments and circumstances affecting the oil and gas exploration and production industry generally.

6. Continuing Effect of the Credit Agreement. This amendment does not constitute a waiver of any provision of the Credit Agreement and is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. The Borrower hereby confirms and ratifies the Credit

Agreement as amended hereby and each of the other Loan Documents to which it is a party and acknowledges and agrees that the same continue in full force and effect as amended hereby (as applicable).

7. Guarantor Acknowledgement. As an additional inducement to and in consideration of the Lenders’ acceptance of this amendment, each of the Guarantors hereby acknowledges the execution of the foregoing amendment by the Borrower and agrees that this acknowledgement is not required under the terms of the Guaranty and that the execution hereof by the Guarantors will not be construed to require the Lenders to obtain their acknowledgement or consent to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in the Guaranty. Each of the Guarantors hereby agrees that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrower and the Guarantors to the Lenders under the Credit Agreement as amended by this Amendment. Each Guarantor further acknowledges and agrees that the Guaranty shall be and remain in full force and effect.

8. Reference to the Credit Agreement. Upon the effectiveness of this amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended and affected hereby.

9. Counterparts. This amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.

10. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this amendment refer to this amendment as a whole and not to any particular article, section or provision of this amendment. References in this amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

11. Headings Descriptive. The headings of the several sections of this amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this amendment.

12. Governing Law. This amendment is governed by and will be construed in accordance with the law of the State of New York.

13. Payment of Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE

FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this amendment as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 4

ARGUELLO INC.

LATIGO PETROLEUM, INC.

PLAINS ACQUISITION CORPORATION

PLAINS RESOURCES INC.

POGO PARTNERS, INC.

POGO PRODUCING COMPANY LLC

PXP AIRCRAFT LLC

PXP GULF COAST LLC

PXP LOUISIANA LLC

PXP LOUISIANA OPERATIONS LLC

By:	/s/ Winston M. Talbert
Winston M. Talbert
Vice President and Treasurer

Signature Page to Amendment No. 4

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Vice President

Signature Page to Amendment No. 4

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul A. Squires
Name:	Paul A. Squires
Title:	Vice President

Signature Page to Amendment No. 4

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Ty J. Peterson
Name:	Ty J. Peterson
Title:	Vice President

Signature Page to Amendment No. 4

BANK OF MONTREAL

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

Signature Page to Amendment No. 4

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

Signature Page to Amendment No. 4

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Bebi Yasin
Name:	Bebi Yasin
Title:	Authorized Signatory

Signature Page to Amendment No. 4

THE BANK OF NOVA SCOTIA

By:	/s/ D. G. Mills
Name:	D. G. Mills
Title:	M.D.

Signature Page to Amendment No. 4

BNP PARIBAS

By:	/s/ Polly Schott
Name:	Polly Schott
Title:	Director

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

Signature Page to Amendment No. 4

BANK OF SCOTLAND, NEW YORK BRANCH

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

Signature Page to Amendment No. 4

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Managing Director

Signature Page to Amendment No. 4

FORTIS CAPITAL CORP.

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Signature Page to Amendment No. 4

ING CAPITAL LLC

By:	/s/ Juli Bieser
Name:	Julie Bieser
Title:	Director

Signature Page to Amendment No. 4

CITICORP NORTH AMERICA, INC.

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

Signature Page to Amendment No. 4

COMERICA BANK

By:	/s/ Greg Smith
Name:	Greg Smith
Title:	Senior Vice President

Signature Page to Amendment No. 4

CAPITAL ONE, N.A.

By:	/s/ Paul D. Hein
Name:	Paul D. Hein
Title:	Vice President

Signature Page to Amendment No. 4

BARCLAYS BANK PLC

By:	/s/ Maria Lund
Name:	Maria Lund
Title:	Vice President

Signature Page to Amendment No. 4

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Monte E. Deckerd
Name:	Monte E. Deckerd
Title:	Senior Vice President

Signature Page to Amendment No. 4

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Scott Gildea
Name:	Scott Gildea
Title:	Vice President

Signature Page to Amendment No. 4

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Signature Page to Amendment No. 4

UBS LOAN FINANCE LLC

By:	/s/ Marie A. Haddad
Name:	Marie A. Haddad
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

Signature Page to Amendment No. 4

STERLING BANK

By:	/s/ Melissa A. Bauman
Name:	Melissa A. Bauman
Title:	Senior Vice President

Signature Page to Amendment No. 4

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

Signature Page to Amendment No. 4

GOLDMAN SACHS BANK USA

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signator

Signature Page to Amendment No. 4

MORGAN STANLEY BANK, N.A.

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

Signature Page to Amendment No. 4